Exhibit 99.1

Sow Good Reports Third Quarter 2025 Results

IRVING, TEXAS, November 14, 2025 – Sow Good Inc. (Nasdaq: SOWG) (“Sow Good” or “the Company”), a trailblazer in the freeze-dried dried candy and treat industry, is reporting financial and operating results for the nine months ended September 30, 2025.

“Q3 2025 was a quarter of steady progress and operational strengthening as we continued to position Sow Good for long-term sustainable growth,” said Claudia Goldfarb, CEO of Sow Good. “The decisive actions we’ve taken over the past several months have simplified our footprint, reduced fixed costs, and enhanced efficiency across the organization. We’ve now completely vacated our Mockingbird facility, reducing our footprint by over 50,000 square feet and delivering immediate savings, and we will fully vacate our Rock Quarry facility by the end of January, reducing our footprint by more than 320,000 square feet. Together with lease amendments and payroll optimization, these efforts represent over $5 million in annualized savings and a leaner, more agile platform ready to scale efficiently.

“We secured our first private-label partnership with a 600-store national retailer for our new Caramel Crunch SKU, which will ship in the first half of 2026. Caramel Crunch is our first fully vertically integrated product— with caramel made in house with no artificial dyes, flavors, or preservatives and crafted using our proprietary long-cycle freeze-drying process. This cleaner-ingredient approach not only enhances product appeal but also opens the door to additional retail opportunities as buyers increasingly prioritize clean-label alternatives. In March of 2026 we are launching 2 new SKUs with a national retailer in our branded display that will also have 10 other of our top SKUs. Our international distribution partners remain excited with our performance and are substantially expanding influencer marketing and retailer marketing partnerships for 2026 to continue supporting the Sow Good brand.

“We are also in ongoing conversations with other national retailers regarding additional private-label opportunities, including potential extensions into freeze-dried yogurt melts and other innovative formats. While still early, these discussions underscore the trust major retailers have in our manufacturing capabilities and the breadth of our technology platform. At the same time, we’ve seen a slowdown in traditional legacy SKUs, while growth and retailer demand are shifting toward our new clean-label, innovative products that highlight our differentiation in texture, flavor, and quality.

“Looking ahead, we remain focused on operational discipline and a return to profitability. The foundational work we’ve completed this year has made Sow Good leaner, more efficient, and better positioned for sustainable growth. In parallel, we are advancing a number of strategic initiatives – including digital asset and partnership strategies – designed to strengthen our balance sheet, diversify our funding base, and enhance long-term shareholder value. These discussions are progressing constructively and reflect our commitment to innovative and responsible capital management.”

Third Quarter 2025 Highlights

•

Revenue in the third quarter of 2025 was $1.6 million compared to $3.6 million for the same period in 2024. The decline reflects changes in sales mix as we realized lower average selling prices associated with the closeout of discontinued SKUs.

Exhibit 99.1

•

Gross loss in the third quarter of 2025 was ($8.9) million compared to gross profit of $0.6 million in the previous year’s quarter. Gross margin was (576%) in the third quarter of 2025 compared to 16% in the prior year period. Cost of good sold increased due to $5.3 million in noncash charges for reserves for finished goods and materials associated with SKUs that the Company no longer intends to produce or sell, and $3.2 million for the related write-down of overhead allocated to this inventory.

•

Operating expenses in the third quarter of 2025 were $3.7 million compared to $3.8 million for the same period in 2024. The decrease was largely due to lower payroll costs and professional fees reflective of the Company’s ongoing cost reduction efforts.

•

Other income (expense) for the third quarter of 2025 was a net gain of $1.7 million, compared to an expense of $185.6 thousand for the same period in 2024. The increase was driven by a noncash gain recognized upon the exit of lease liabilities related to two facilities as of September 30, 2025, partially offset by net interest expense of $93.3 thousand. Other expense for the third quarter of 2024 consisted primarily of net interest expense.

•

Net loss in the third quarter of 2025 was $10.9 million, or $(0.90) per basic and diluted share, compared to net income of $3.4 million, or $(0.33) per basic and diluted share, for the same period in 2024. The decrease is primarily due to noncash inventory reserve charges, coupled with decreased sales.

•

Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) in the third quarter of 2025 was $(10.9) million compared to $(1.9) million for the same period in 2024. For a reconciliation of Adjusted EBITDA to the nearest comparable GAAP metric, net income, please see the tables below.

•	Cash and cash equivalents were $387.3 thousand at September 30, 2025, compared to $3.7 million at December 31, 2024

Conference Call

Sow Good will conduct a conference call today at 10:00 A.M. Eastern time to discuss its results for the nine months ended September 30, 2025.

Date: Thursday, November 14, 2025

Time: 10:00 a.m. Eastern time

Registration Link: https://register-conf.media-server.com/register/BI86174db562554c2c849dd74fef03d415

To access the call by phone, please register via the registration link above and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at Sowginc.com.

About Sow Good Inc.

Sow Good Inc. is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze-drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectionaries subcategory that we call freeze dried candy. Sow Good is dedicated to building a company that creates good experiences for our customers and growth for our

Exhibit 99.1

investors and employees through our core pillars: (i) innovation; (ii) scalability; (iii) manufacturing excellence; (iv) meaningful employment opportunities; and (v) food quality standards.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Specifically, we make use of the non-GAAP financial measure “Adjusted EBITDA.” Adjusted EBITDA has been presented in this press release as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define Adjusted EBITDA as net income (loss) before depreciation and amortization, interest expense, net, provision for income tax, and share-based compensation, and loss on early extinguishment of debt. The most directly comparable GAAP measure is net income (loss). Adjusted EBITDA is not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Because not all companies use identical calculations, the presentations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We present this non-GAAP measure because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. Some of these limitations are:

●	Adjusted EBITDA excludes stock-based compensation expense as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

●	Adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

●	Adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt which affects the cash available to us;

●	Adjusted EBITDA does not reflect the monies earned from our investments since it does not reflect our core operations;

●	Adjusted EBITDA does not reflect the loss on early extinguishment of debt since it does not reflect our core operations and is a non-cash expense;

Exhibit 99.1

●	Adjusted EBITDA does not reflect the gain on the exit of lease obligations since it does not reflect our core operations and is a non-cash expense;

●	Adjusted EBITDA does not reflect income tax expense that affects cash available to us; and

●

the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements contained in this press release include, but are not limited to statements about: (a) our ability to compete successfully in the highly competitive industry in which we operate; (b) our ability to maintain and enhance our brand; (c) our ability to successfully implement our growth strategies related to launching new products and enter new markets; (d) the effectiveness and efficiency of our marketing programs; (e) our ability to manage current operations and to manage future growth effectively; (f) our future operating performance; (g) our ability to attract new customers or retain existing customers; (h) our ability to protect and maintain our intellectual property; (i) the government regulations to which we are subject; (j) our ability to maintain adequate liquidity to meet our financial obligations; (k) failure to obtain sufficient sales and distributions for our freeze dried product offerings; (l) the potential for supply chain disruption and delay; (m) the potential for transportation, labor, and raw material cost increases; (n) the timing of our operational efficiencies measures and the anticipated savings therefrom, and (o) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 and our most recent Quarterly Report on Form 10-Q. All information provided in this release is as of the date hereof and we undertakes no duty to update this information except as required by law.

Sow Good Investor Inquiries:

Cody Slach

Gateway Group, Inc.

1-949-574-3860

SOWG@gateway-grp.com

Sow Good Media Inquiries:

Sow Good, Inc.

1-214-623-6055

pr@sowginc.com

SOW GOOD INC.

Exhibit 99.1

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$387,294	$3,723,440
Accounts receivable, net	174,757	460,147
Inventory, net	11,524,269	20,313,315
Prepaid inventory	19,923	55,796
Prepaid expenses	226,694	523,442
Assets held for sale	713,256	-
Total current assets	13,046,193	25,076,140

Property and equipment, net	10,311,440	11,802,420

Security deposit	1,043,972	1,357,956
Right-of-use asset	1,169,271	16,459,215
Total assets	$25,570,876	$54,695,731

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$818,797	$1,368,006
Accrued interest	110,973	-
Accrued expenses	734,548	976,153
Current portion of operating lease liabilities	1,551,711	2,599,102
Current maturities of notes payable, related parties, net of $0 and $304,500 of debt discounts at September 30, 2025 and December 31, 2024, respectively	-	2,195,500
Current maturities of notes payable, net of $0 and $13,470 of debt discounts as of September 30, 2025 and December 31, 2024, respectively	-	225,780
Total current liabilities	3,216,029	7,364,541

Operating lease liabilities	1,123,302	15,193,129
Convertible notes payable, related parties, net of $811,388 and $0 of debt discounts as of September 30, 2025 and December 31, 2024, respectively	1,992,430	-
Notes payable	150,000	150,000

Total liabilities	6,481,761	22,707,670

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 12,223,599 and 11,300,624 shares issued and outstanding as of September 30, 2025 and December 31, 2024	12,224	11,300
Additional paid-in capital	99,212,152	94,418,972
Accumulated deficit	(80,135,261)	(62,442,211)
Total stockholders' equity	19,089,115	31,988,061

Total liabilities and stockholders' equity	$25,570,876	$54,695,731

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues	$1,553,138	$3,554,157	$5,886,372	$30,608,526
Cost of goods sold	10,500,626	2,998,171	13,860,846	16,415,970
Gross profit	(8,947,488)	555,986	(7,974,474)	14,192,556

Operating expenses:
General and administrative expenses:
Salaries and benefits	1,826,918	1,875,908	5,701,187	6,350,038
Professional services	97,553	320,289	548,106	1,382,393
Other general and administrative expenses	1,712,505	1,607,844	4,832,623	3,879,350
Total general and administrative expenses	3,636,976	3,804,041	11,081,916	11,611,781
Depreciation and amortization	8,584	8,583	25,751	23,060
Loss on impairment of long-lived assets	24,690	-	24,690	-
Total operating expenses	3,670,250	3,812,624	11,132,357	11,634,841

Net operating income (loss)	(12,617,738)	(3,256,638)	(19,106,831)	2,557,715

Other income (expense):
Interest income	-	39,509	27,266	43,639
Interest expense	(93,274)	(225,095)	(389,013)	(1,243,428)
Loss on early extinguishment of debt	-	-	-	(696,502)
Gain on termination of leases	1,775,528	-	1,775,528	-
Total other expense	1,682,254	(185,586)	1,413,781	(1,896,291)

Income (loss) before income tax	(10,935,484)	(3,442,224)	(17,693,050)	661,424
Income tax provision	-	62,315	-	(195,603)
Net income (loss)	$(10,935,484)	$(3,379,909)	$(17,693,050)	$465,821

Weighted average common shares outstanding - basic	12,203,609	10,245,388	11,708,645	8,651,223
Net income (loss) per common share - basic	$(0.90)	$(0.33)	$(1.51)	$0.05

Weighted average common shares outstanding - diluted	12,203,609	10,245,388	11,708,645	9,613,553
Net income (loss) per common share - diluted	$(0.90)	$(0.33)	$(1.51)	$0.05

Exhibit 99.1

SOW GOOD INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(Unaudited)

	For the Three Months Ended September 30, 2025
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, June 30, 2025	12,166,128	$12,166	$97,758,199	$(69,199,777)	$28,570,588
Common stock issued to directors for services	57,471	$58	$49,941	–	49,999
Common stock issued to officers for services	–	–	104,554	–	104,554
Common stock options granted to directors and advisors for services	–	–	$3,598	–	3,598
Common stock options granted to officers and employees for services	–	–	1,295,860	–	1,295,860
Net loss for the three months ended September 30, 2025	–	–	–	(10,935,484)	(10,935,484)
Balance, September 30, 2025	12,223,599	$12,224	$99,212,152	$(80,135,261)	$19,089,115

	For the Three Months Ended September 30, 2024
		–	Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, June 30, 2024	10,245,388	$10,245	$89,899,666	$(54,894,265)	$35,015,646
Common stock options granted to directors and advisors for services	–	–	29,284	–	29,284
Common stock options granted to officers and employees for services	–	–	1,157,587	–	1,157,587
Net loss for the three months ended September 30, 2024	–	–	–	(3,379,909)	(3,379,909)
Balance, September 30, 2024	10,245,388	$10,245	$91,086,537	$(58,274,174)	$32,822,608

	For the Nine Months Ended September 30, 2025
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2024	11,300,624	$11,300	$94,418,972	$(62,442,211)	$31,988,061
Common stock issued to directors for services	139,907	142	279,858	–	280,000
Common stock issued to officers for services	783,068	782	263,572	–	264,354
Common stock options granted to directors and advisors for services	–	-	13,487	–	13,487
Common stock options granted to officers and employees for services	–	–	3,541,322	–	3,541,322
Additional paid in capital from exchange of related party debt, net	–	–	694,941	–	694,941
Net loss for the nine months ended September 30, 2025	–	–	–	(17,693,050)	(17,693,050)
Balance, September 30, 2025	12,223,599	$12,224	$99,212,152	(80,135,261)	$19,089,115

	For the Nine Months Ended September 30, 2024
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2023	6,029,371	$6,029	$66,014,415	$(58,739,995)	$7,280,449
Common stock issued in public offering, net of offering costs	1,380,000	1,380	11,973,596	–	11,974,976
Common stock issued in private placement offering	515,597	516	3,737,484	–	3,738,000
Proceeds from the exercise of stock options and warrants	2,289,209	2,288	5,670,680	–	5,672,968
Common stock issued to directors for services	31,211	32	295,616	–	295,648
Common stock options granted to directors and advisors for services	–	–	86,892	–	86,892
Common stock options granted to officers and employees for services	–	–	3,307,854	–	3,307,854
Net income for the three months ended September 30, 2024	–	–	–	465,821	465,821
Balance, September 30, 2024	10,245,388	$10,245	$91,086,537	$(58,274,174)	$32,822,608

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(17,693,050)	$465,821
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debts expense	86,339	176,032
Depreciation and amortization	778,800	582,648
Non-cash amortization of right-of-use asset and liability	1,786,411	791,360
Non-cash gain on lease exit	(1,775,526)	-
Inventory valuation and obsolescence adjustments	5,377,125	-
Common stock issued to officers and directors for services	544,356	295,648
Amortization of stock options	3,554,809	3,394,746
Amortization of debt discounts	202,200	932,883
Loss on early extinguishment of debt	-	696,502
Decrease (increase) in current assets:
Accounts receivable	199,051	1,169,269
Prepaid expenses	296,748	360,734
Inventory	3,447,794	(15,319,762)
Security deposits	313,984	(1,011,340)
Increase (decrease) in current liabilities:
Accounts payable	(549,209)	447,563
Income tax payable	-	65,603
Accrued interest	174,863	(363,326)
Accrued expenses	(79,765)	1,190,375
Net cash used in operating activities	$(3,335,070)	(6,125,244)

CASH FLOWS FROM INVESTING ACTIVITIES
Fixed asset additions and disposals, net	32,883	(3,143,561)
Cash paid for construction in progress	(33,959)	(1,325,726)
Net cash used in investing activities	(1,076)	(4,469,287)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock offerings, net	-	15,712,976
Proceeds from the exercise of warrants and options	-	373,855
Repayments of borrowings	-	(956,249)
Net cash provided by financing activities	-	15,130,582

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,336,146)	4,536,051
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,723,440	2,410,037
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$387,294	$6,946,088

SUPPLEMENTAL INFORMATION:
Interest paid	$399	$667,293
Interest received	$27,266	$43,639
Income taxes paid	$-	$130,000

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash exercise of warrants	$-	$5,299,113
Retirement of Notes Payable, related party in non-cash debt exchange	$(2,500,000)	$-
Issuance of Convertible Notes Payable, related party, including accrued interest of $64,568 in debt exchange	$2,803,818	$-
Repayment of interest	$(64,568)	$(98,750)
Repayments of borrowings	$(239,250)	$(5,200,363)
Reclassification of construction in progress to assets held for sale	$713,256	$-
Reclassification of construction in progress to property and equipment	$682,469	$2,864,649

Exhibit 99.1

SOW GOOD INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net income (loss)	$(10,935,484)	$(3,379,909)	$(17,693,050)	$465,821
Depreciation and amortization	268,281	216,164	786,993	582,948
Interest expense, net	93,274	185,586	361,747	1,199,789
Provision for income tax	-	(62,315)	-	195,603
EBITDA	(10,573,929)	(3,040,474)	(16,544,310)	2,444,161
Share-based payments	1,454,011	1,186,871	4,099,163	3,690,362
Gain on termination of leases	(1,775,528)	-	(1,775,528)	-
Loss on early extinguishment of debt	-	-	-	696,502
Adjusted EBITDA	$(10,895,446)	$(1,853,603)	$(14,220,675)	$6,831,025